                                                                   Exhibit 10.12

                                  AMENDMENT TO
                              2004 AWARD AGREEMENT

      This Amendment to 2004 Award Agreement (this "Amendment") is entered into as of November 3, 2004, by and between eFunds Corporation, a Delaware corporation (the "Company"), and Paul F. Walsh (the "Executive").

      WHEREAS, the parties hereto previously entered into that certain 2004 Award Agreement dated as of February 19, 2004 (the "Agreement");

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

      1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      2.    Section 1(b) of the Agreement is hereby amended to read as follows:

      "(b) The Option shall have a term (the "Term") of ten (10) years from the date hereof, but the unvested portion of the Option shall earlier terminate immediately upon any termination of the Recipient's employment or consulting relationship with the Company and its Affiliates for any reason other than a "Qualifying Termination." As used herein, a "Qualifying Termination" shall mean any termination of the Recipient's employment with the Company other than a termination of employment described in Section 3(b) of the Retention Agreement dated November 3, 2004. Any portion of the Option remaining unexercised upon the expiration of the Term and any portion of the Option which is not vested or does not vest on the Termination Date shall be extinguished, and the Recipient shall retain no residual rights of any kind in respect thereof. The Recipient shall retain such portions of the Option as shall have vested on or before the Termination Date for the periods hereinafter set forth."

      3. Clause (ii) of Section 3.3 of the Agreement is herby amended to delete the words "one year" appearing therein and to substitute the words "two years" therefor.

      4. Section 9 of the Agreement is amended and restated in its entirely as follows: "Section 9. Intentionally Omitted."

      5. Continuing Effectiveness of Agreement. Except as expressly provided herein to the contrary, the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

      6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

                            (Signature Page Follows)

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

eFunds Corporation                                   Executive

By:/s/ Michelle Langstaff                            /s/ Paul F. Walsh
Its:  SVP-Human Resources

                                       3